UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2021

Cascade Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001--39728	85-2562068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Sunset Harbour Dr.
Suite 2102
Miami Beach, Florida 33139

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 856-3033

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	CAS.U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	CAS	The New York Stock Exchange

Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock for $11.50 per share	CAS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2021, Cascade Acquisition Corp., a Delaware corporation (the “Company”), entered into an Independent Contractor Agreement (the “Agreement”) with Bulhon Advisors, LLC (the “Contractor”) pursuant to which the Contractor will provide consulting services to the Company in connection with the Company’s search for a potential merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (each, a “Transaction”) with one or more businesses (each, a “Target”) that are in the financial services industry (the “Target Sector”). Under the Agreement, consulting services include researching potential Targets; developing and implementing marketing materials and plans directed to potential Targets and potential investors in the Company; supervising and performing due diligence on potential Targets; assisting with the negotiation and closing of a business combination transaction in coordination with, and with direction from, the Company’s senior management; and ancillary administrative work. Pursuant to the Agreement, the Contractor will receive $41,668 payable on signing and monthly compensation of $20,834 thereafter. The agreement is for a term of 16 months unless terminated earlier pursuant to the agreement (the “Term”). Either party may terminate the agreement without cause by giving 30 days prior notice; provided that the Company may terminate the Agreement immediately for Cause (as such term is defined in the Agreement) and upon the expiration of the 14-day cure period for a material breach by the Contractor of any provision of the Agreement. The Agreement includes a non-competition provision (the “Non-Competition Provision”) and non-circumvention provision (the “Non-Circumvention Provision”) for the benefit of the Company, each of which is summarized below.

Pursuant to the Non-Competition Provision, during the Term and for a period of 12 months from the later of (i) the date of termination of the Agreement for any reason or (ii) the date the Company consummates a Transaction or the time for the Company to do so expires, the Contractor shall not, anywhere within the United States, engage with or participate in a special purpose acquisition company or other blank check company (other than the Company) seeking to effect, or having a stated intention to effect, any Transaction with, or other substantial strategic investment into, any one or more businesses that have a focus on any one or more of the Target Sector, unless given explicit written authorization to do so by the Company’s chief executive officer or chief financial officer.

Pursuant to the Non-Circumvention Provision, during the Term and for a period of 12 months from the date of termination of the Agreement for any reason, the Contractor shall not solicit on behalf of any other entity, any Target with which officers or directors of the Company met (in person or by videoconference or teleconference) for purposes of effecting a Transaction with, or other substantial strategic investment into such Target with any entity other than the Company, unless given explicit written authorization to do so by the Company’s chief executive officer or chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Acquisition Corp.

	By:	/s/ Daniel Hirsch
		Name:	Daniel Hirsch
		Title:	Chief Financial Officer

Dated: February 4, 2021

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